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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

1. PC-TEL Japan, K.K.

2. Voyager Technologies, Inc.

3. BlueCom Technology Corp.

4. PCTEL Europe SARL

5. PCTEL Maryland, Inc.